Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Investors:	Media:
Douglas A. Fox, CFA	Kerry Kelly-Guiliano
Vice President, Investor Relations	Vice President, Strategic Communications
and Treasurer	F T I Consulting
+1 847 793 6735	+1 617 747 3603
dfox@zebra.com	kerry.guiliano@fticonsulting.com

Zebra Technologies Announces 2012 First Quarter Financial Results

Lincolnshire, IL, April 27, 2012—Zebra Technologies Corporation (NASDAQ: ZBRA) today announced 2012 first quarter diluted earnings per share of $0.58, up 7.4% from $0.54 from continuing operations for the first quarter of 2011. Net sales for the quarter ended March 31, 2012, increased 2.8% to $243,875,000 from $237,301,000 for the first quarter of 2011.

Summary Financial Performance (Unaudited)

	1Q12	1Q11	Change
Net sales (in 000s)	$243,875	$237,301	2.8%
Gross margin (%)	49.1	50.6	-1.5	pts.
Operating margin (%)	17.2	18.7	-1.5	pts.
Income from continuing operations (in 000s)	$30,164	$30,128	0.1%
Income from discontinued operations, net of tax (in 000s)	—	$31,506	NM
Net income (in 000s)	$30,164	$61,634	-51.1%
Diluted earnings per share:
Income from continuing operations	$0.58	$0.54	7.4%
Income from discontinued operations	—	$0.56	-100.0%
Net income	$0.58	$1.10	-47.3%

“Strategically-driven activities to gain share, penetrate targeted industries more deeply and extend geographic reach led to sales growth in all geographic regions,” stated Anders Gustafsson, Zebra’s chief executive officer. “Our formidable product line, extensive global channel relationships and business diversity enabled us to win more business with customers in a broad range of industries. In a challenged business environment, we matched excellent execution with effective control over operating expenses.

We continued to invest in those areas critical to Zebra’s long-term success. This year, we are on target to deliver a record number of innovative new printer products. These and other solutions are enabling our customers to gain greater visibility into assets, transactions and people across their value chains. We remain confident in Zebra’s future and our ability to accelerate growth and deliver higher returns for our shareholders.”

As of March 31, 2012, Zebra had $362,244,000 in cash and investments, and no long-term debt. Net inventories were $126,119,000, and net accounts receivable were $157,114,000.

Discussion and Analysis

•

Net sales for the first quarter of 2012 included year-over-year growth in all four of the company’s geographic regions. Sales growth of supplies and card printers were notably strong. The impact of movements in foreign exchange, net of hedges, was not material to sales growth.

•	Gross margin of 49.1%, versus 50.6% a year ago, primarily reflects movements in product mix.

•

Operating expense growth of 2.9% includes a modest increase in administrative expenses, as well as higher sales and marketing expenses which were principally related to activities supporting the company’s geographic expansion and market development activities. This growth was partially offset by a decline in engineering expenses. Operating profit margin decreased from 18.7% to 17.2%.

Stock Purchase Update

During the first quarter of 2012, Zebra repurchased 264,567 shares of Zebra Technologies Corporation Class A Common Stock. At March 31, 2012, the company had 3,231,632 shares remaining in its stock buyback authorization, and 51,908,000 shares of common stock were outstanding.

Second Quarter Outlook

Zebra announced its financial forecast for the second quarter of 2012. Net sales are expected within a range of $250,000,000 to $260,000,000. Diluted earnings per share are expected within a range of $0.58 to $0.63.

Conference Call Notification

Investors are invited to listen to a live webcast of Zebra’s conference call discussing the company’s financial results for the first quarter of 2012. The conference call will be held at 11:00 AM Eastern Time today. To listen to the call, visit the company’s website at http://www.zebra.com.

Forward-looking Statement

This press release contains forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements regarding the company’s financial forecast for the second quarter of 2012 stated in the paragraph above captioned “Second Quarter Outlook.” Actual results may differ from those expressed or implied in the company’s forward-looking statements. These statements represent estimates only as of the date they were made. Zebra undertakes no obligation, other than as may be required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this release.

These forward-looking statements are based on current expectations, forecasts and assumptions and are subject to the risks and uncertainties inherent in Zebra’s industry, market conditions, general domestic and international economic conditions, and other factors. These factors include customer acceptance of Zebra’s hardware and software products and competitors’ product offerings, and the potential effects of technological changes. The continued uncertainty over future global economic conditions, the availability of credit, capital markets volatility, may have adverse effects on Zebra, its suppliers and its customers. In addition, a disruption in our ability to obtain products from vendors as a result of supply chain constraints, natural disasters or other circumstances could restrict sales and negatively affect customer relationships. Profits and profitability will be affected by Zebra’s ability to control manufacturing and operating costs. Because of a large investment portfolio, interest rates and financial market conditions will also have an impact on results. Foreign exchange rates will have an effect on financial results because of the large percentage of our international sales. The outcome of litigation in which Zebra may be involved is another factor. These and other factors could have an adverse effect on Zebra’s sales, gross profit margins and results of operations and increase the volatility of our financial results. When used in this release and documents referenced, the words “anticipate,” “believe,” “estimate,” and “expect” and similar expressions, as they relate to the company or its management, are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. Descriptions of the risks, uncertainties and other factors that could affect the company’s future operations and results can be found in Zebra’s filings with the Securities and Exchange Commission. In particular, readers are referred to Zebra’s Form 10-K for the year ended December 31, 2011.

About Zebra Technologies

A global leader respected for innovation and reliability, Zebra Technologies Corporation (NASDAQ: ZBRA) provides enabling technologies that allow customers to take smarter actions. Our extensive portfolio of bar code, receipt, card, kiosk and RFID printers and supplies, as well as real-time location solutions give a digital voice to assets, people and transactions that provides greater visibility into mission-critical information. For more information about Zebra’s solutions, visit http://www.zebra.com.

ZEBRA TECHNOLOGIES CORPORATION

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

	March 31, 2012	December 31, 2011
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$41,943	$36,418
Investments and marketable securities	175,169	182,398
Accounts receivable, net	157,114	155,230
Receivable from buyer	13,790	27,580
Inventories, net	126,119	133,288
Deferred income taxes	14,194	13,931
Income tax receivable	6,917	13,111
Prepaid expenses and other current assets	15,036	22,917

Total current assets	550,282	584,873

Property and equipment at cost, less accumulated depreciation and amortization	101,985	97,822
Long-term deferred income taxes	11,995	11,866
Goodwill	79,703	79,703
Other intangibles, net	11,897	12,667
Long-term investments and marketable securities	145,132	107,879
Other assets	4,092	4,196

Total assets	$905,086	$899,006

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$33,019	$33,273
Accrued liabilities	47,769	64,612
Deferred revenue	12,065	11,089

Total current liabilities	92,853	108,974
Deferred rent	1,496	1,592
Other long-term liabilities	11,674	11,515

Total liabilities	106,023	122,081

Stockholders’ equity:
Preferred Stock	—	—
Class A Common Stock	722	722
Additional paid-in capital	134,472	131,422
Treasury stock	(603,705)	(596,622)
Retained earnings	1,275,780	1,245,616
Accumulated other comprehensive loss	(8,206)	(4,213)

Total stockholders’ equity	799,063	776,925

Total liabilities and stockholders’ equity	$905,086	$899,006

ZEBRA TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF EARNINGS

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31, 2012	April 2, 2011
Net sales:
Net sales of tangible products	$232,476	$226,120
Revenue from services and software	11,399	11,181

Total net sales	243,875	237,301

Cost of sales
Cost of sales of tangible products	119,053	110,781
Cost of services and software	4,959	6,522

Total cost of sales	124,012	117,303

Gross profit	119,863	119,998

Operating expenses:
Selling and marketing	32,114	28,528
Research and development	20,419	21,681
General and administrative	24,551	22,706
Amortization of intangible assets	770	835
Exit and restructuring costs	—	1,886

Total operating expenses	77,854	75,636

Operating income	42,009	44,362

Other income (expense):
Investment income	592	560
Foreign exchange loss	(342)	(294)
Other, net	(364)	(254)

Total other income (expense)	(114)	12

Income from continuing operations before income taxes	41,895	44,374
Income taxes	11,731	14,246

Income from continuing operations	30,164	30,128
Income from discontinued operations, net of tax	—	31,506

Net income	$30,164	$61,634

Basic earnings per share:
Income from continuing operations	$0.58	$0.54
Income from discontinued operations	—	0.57

Net income	$0.58	$1.11

Diluted earnings per share:
Income from continuing operations	$0.58	$0.54
Income from discontinued operations	—	0.56

Net income	$0.58	$1.10

Basic weighted average shares outstanding	51,998	55,353
Diluted weighted average and equivalent shares outstanding	52,301	55,774

ZEBRA TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Amounts in thousands)

(Unaudited)

	Three Months Ended
	March 31, 2012	April 2, 2011
Net income	$30,164	$61,634
Other comprehensive income (loss):
Unrealized losses on hedging transactions, net of income taxes	(4,646)	(2,756)
Unrealized holding gains (losses) on investments, net of income taxes	570	(14)
Foreign currency translation adjustment	83	(553)

Comprehensive income	$26,171	$58,311

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	Three Months Ended
	March 31, 2012	April 2, 2011
Cash flows from operating activities:
Net income	$30,164	$61,634
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	5,959	5,932
Equity-based compensation	3,800	4,488
Excess tax benefit from equity-based compensation	(66)	(645)
Loss on sale of property and equipment	83	9
Gain on sale of business	—	(67,213)
Deferred income taxes	(391)	2,540
Changes in assets and liabilities:
Accounts receivable, net	(1,862)	12,563
Inventories, net	7,169	(7,136)
Other assets	9,395	(1,690)
Accounts payable	(3,378)	(7,150)
Accrued liabilities	(16,881)	(17,120)
Deferred revenue	1,151	(15,749)
Income taxes	6,135	27,732
Other operating activities	(4,725)	(3,364)

Net cash provided by (used in) operating activities	36,553	(5,169)

Cash flows from investing activities:
Purchases of property and equipment	(7,654)	(3,922)
Proceeds from the sale of business	13,790	164,008
Purchases of investments and marketable securities	(132,390)	(382,410)
Maturities of investments and marketable securities	81,189	209,509
Proceeds from sales of investments and marketable securities	21,748	88,304

Net cash provided by (used in) investing activities	(23,317)	75,489

Cash flows from financing activities:
Purchase of treasury stock	(9,775)	(41,567)
Proceeds from exercise of stock options and stock purchase plan purchases	1,998	2,757
Excess tax benefit from equity-based compensation	66	645

Net cash used in financing activities	(7,711)	(38,165)

Effect of exchange rate changes on cash	—	336

Net increase in cash and cash equivalents	5,525	32,491
Cash balance of discontinued operations at beginning of period	—	1,301
Less: Cash balance of discontinued operations at end of period	—	282
Cash and cash equivalents at beginning of period	36,418	46,175

Cash and cash equivalents at end of period	$41,943	$79,685

Supplemental disclosures of cash flow information:
Income taxes paid	$7,956	$8,958

ZEBRA TECHNOLOGIES CORPORATION

SUPPLEMENTAL SALES INFORMATION

(Amounts in thousands)

(Unaudited)

SALES BY PRODUCT CATEGORY

	Three Months Ended
Product Category	March 31, 2012	April 2, 2011	Percent Change	Percent of Net Sales - 2012	Percent of Net Sales –2011
Hardware	$181,196	$180,136	0.6	74.3	75.9
Supplies	49,962	44,635	11.9	20.5	18.8
Service and software	11,399	11,181	1.9	4.7	4.7

Subtotal products	242,557	235,952	2.8	99.5	99.4
Shipping and handling	1,318	1,349	(2.3)	0.5	0.6

Total net sales	$243,875	$237,301	2.8	100.0	100.0

SALES BY GEOGRAPHIC REGION

	Three Months Ended
Geographic Region	March 31, 2012	April 2, 2011	Percent Change	Percent of Net Sales - 2012	Percent of Net Sales - 2011
Europe, Middle East and Africa	$86,121	$84,230	2.2	35.3	35.5
Latin America	22,287	20,104	10.9	9.1	8.5
Asia-Pacific	33,148	32,495	2.0	13.6	13.7

Total International	141,556	136,829	3.5	58.0	57.7
North America	102,319	100,472	1.8	42.0	42.3

Total net sales	$243,875	$237,301	2.8	100.0	100.0

ZEBRA TECHNOLOGIES CORPORATION

PRINTER UNITS and AVERAGE UNIT PRICES

(Unaudited)

	Three Months Ended
	March 31, 2012	April 2, 2011	Percent Change
Total printers shipped	297,669	284,177	4.7
Average selling price of printers shipped	$503	$524	(4.0)